Wheels Up Announces Record Revenue for Third Quarter 2021
Company Continues to Invest in its Marketplace Platform

NEW YORK – November 10, 2021 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the third quarter, which ended September 30, 2021.

Third Quarter 2021 Highlights
•Revenue increased 55% year-over-year to $302.0 million
•Active Members grew 45% year-over-year to 11,375 in total
•Live Flight Legs increased 52% year-over-year to 19,714 in total
•Adjusted EBITDA decreased by $(15.9) million year-over-year to $(23.9) million
“I am pleased to report another quarter of record revenue, which offers further evidence that the work to expand our fleet offerings, invest in our iconic brand, and serve our high value customers is setting us apart.” said Kenny Dichter, Wheels Up Chairman & Chief Executive Officer. “Our supply constraints are no different than what many companies are facing today, and reinforces the need for the technology-enabled marketplace platform that we are building. In the meantime, however, it’s imperative that we continue our investments to deliver the best experience possible for every customer. I want to express my appreciation to our extraordinary team for their relentless dedication to the operation and their passion for our Members and Customers. In turn, I also want to thank our Members and Customers for their loyalty and trust.”
“We are steadfastly committed to serving and investing in our growing base of loyal Customers, even as the state of the industry has brought unique and unprecedented challenges,” said Eric Jacobs, Wheels Up Chief Financial Officer. "We are managing through these challenges and the near-term impact they are having on our margins, and believe we can significantly increase margins in the long-term."
Recent Initiatives
•Commenced strategic relationship with American Express, offering their members exclusive benefits. The partnership has driven strong new flight activity, membership purchases, and fund block purchases as well as a significant increase in mobile downloads during the quarter.
•Accelerated success in selling “UP for Business,” which has benefited from the commercial relationship with Delta Air Lines that gives businesses the flexibility to fly both commercial and private as well as access a diverse range of aircraft to fit their varying needs.
•Announced new capped rate pricing and program changes for our membership programs, which will take effect on December 1, 2021.
•Enhanced the senior leadership team with the appointment of Vinayak Hegde to President on October 5, 2021 as well as the hiring of a Gene McKenna as Chief Product Officer; Srikanth Satya as Chief Technology Officer; and Julia Zhang as SVP of Pricing and Revenue Management.

Financial and Operating Highlights

	As of September 30,
	2021	2020	% Change
Active Members(1)	11,375	7,864	45%

	Three Months Ended September 30,
(in thousands, except percentages, Active Users, Live Flight Legs and Revenue per Live Flight Leg)	2021	2020	% Change
Active Users(1)	12,011	9,280	29%
Live Flight Legs(1)	19,714	12,951	52%
Revenue per Live Flight Leg	$11,076	$10,832	2%
Revenue	$301,978	$194,781	55%
Net income (loss)	$(59,455)	$20,548	(389)%
Adjusted EBITDA(1)	$(23,928)	$(8,025)	(198)%

	Nine Months Ended September 30,
(in thousands, except percentages)	2021	2020	% Change
Revenue	$849,215	$485,208	75%
Net loss	$(120,622)	$(51,292)	(135)%
Adjusted EBITDA(1)	$(41,070)	$(41,111)	—%
(1) For information regarding Wheels Up's use and definition of this measure see “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
For the third quarter:
•Active Members grew 45% year-over-year to 11,375 driven by strong new Member additions and existing membership retention, as well as continued success converting legacy Wheels Up Private Jets LLC Jet Card holders into Wheels Up Members.
•Active Users grew 29% to 12,011 year-over-year primarily driven by the growth in Active Members.
•Live Flight Legs increased by 52% year-over-year to 19,714 with strong flight demand across all cabin classes driven by the growth in Active Members and the impact of COVID-19 on 2020 results. The acquisition of Mountain Aviation, LLC, acquired on January 5, 2021, also contributed to the year over year growth.
•Revenue per Live Flight Leg increased 2% year-over-year to $11,076 as a result of a higher mix of larger cabin flying and partially offset by a seasonal decrease in average flight stage length.
•Revenue increased 55% year-over-year driven by strong flight demand, the impact of COVID-19 on 2020 results and the acquisition of Mountain Aviation.
•Net income (loss) decreased by $(80.0) million due to several factors, including the impact of the Company benefiting from the utilization of $51.6 million of CARES Act grant funding in 2020, a decrease in Adjusted Contribution Margin caused by supply constraints and increased operating costs, as well as an increase in equity-based compensation expense, including a broad-based equity grant to the Wheels Up employee pilots.
•Adjusted EBITDA of $(23.9) million, decreased $(15.9) million year-over-year, due primarily to lower Adjusted Contribution Margin.

Webcast and Conference Call Information
A conference call with management will be held today at 8:30 am ET. To access a live webcast of the conference call and supporting presentation materials, please click on the Wheels Up investor site (www.wheelsup.com/investors). To participate by phone, please dial 844-200-6205 (US Toll Free) or 929-526-1599 (Toll/International) using the access code 122939. An online replay of the conference call will be available approximately three hours after the conference call at the link above. A telephone replay will be available for two weeks by dialing 866-813-9403 (US Toll Free) or +44 204 525 0658 (International) using the access code 006139. Participants are asked to dial in 15 minutes early to ensure a timely connection. This earnings press release and any supporting materials will be available on the Company's investor relations website. We also provide announcements regarding the Company's financial performance, including U.S. Securities and Exchange Commission (the “SEC”) filings, investor events, press and earnings releases, and blogs, on the investor relations website.
About Wheels Up
Wheels Up Experience Inc. (“Wheels Up”), a leading demand generator in private aviation, offers a total private aviation solution that includes world-class safety, service, and flexibility through on-demand flights, membership programs, corporate solutions, aircraft management, whole aircraft sales, and commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up, which was founded and is led by renowned entrepreneur Kenny Dichter, is uniquely positioned to offer its Customers and Members access to over 1,500 safety-vetted and verified aircraft.
Through the Wheels Up App anyone can search, book, and fly. Wheels Up Connect, Core, and Business memberships provide enhancements such as flight sharing, empty-leg Hot Flights, Shuttle Flights, Shared Flights, signature Wheels Down events, and exclusive member benefits from preeminent lifestyle brands. The Company's ongoing Wheels Up Cares program aligns with philanthropic organizations and initiatives that affect and matter to the Company and its Customers, Members, stakeholders, families, and friends. The Wheels Up Cares fleet is comprised of five custom painted Beechcraft King Air 350i aircraft; each plane serves as a flying symbol for a specific cause.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Wheels Up’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve those markets, (ii) the degree of market acceptance and adoption of Wheels Up’s products and services, (iii) Wheels Up’s ability to develop innovative products and services and compete with other companies engaged in the private aviation industry and (iv) Wheels Up’s ability to attract and retain customers. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Wheels Up’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the registration statement on Form S-1 filed with the SEC by Wheels Up on August 3, 2021, and other documents filed by Wheels Up from time to time with the SEC. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Wheels Up undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. We do not give any assurance that Wheels Up will achieve its expectations.
Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as Adjusted EBITDA, Adjusted Contribution, and Adjusted Contribution Margin. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP financial measures to their most directly comparable GAAP counterparts are included in the “Reconciliations of Non-GAAP Financial Measures” section herein to this earnings press release. Wheels Up believes that these non-GAAP financial measures of financial results provide useful supplemental information to investors about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included at the end of this earnings press release.
Contacts
Investors:
ir@wheelsup.com

Media:
wheelsup@jonesworks.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$535,253	$312,799
Accounts receivable, net	69,044	50,397
Other receivables	10,112	8,205
Parts and supplies inventories, net	8,742	5,320
Prepaid expenses and other	34,106	18,801
Total current assets	657,257	395,522
Property and equipment, net	313,986	323,090
Operating lease right-of-use assets	112,372	64,479
Goodwill	437,181	400,160
Intangible assets, net	152,416	163,710
Restricted cash	2,177	12,077
Employee loans receivable, net	—	102
Other non-current assets	1,104	849
Total assets	$1,676,493	$1,359,989
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$131	$62,678
Accounts payable	42,363	20,920
Accrued expenses	83,231	71,381
Deferred revenue, current	585,319	651,096
Operating lease liabilities, current	32,315	15,858
Intangible liabilities, current	2,000	2,000
Other current liabilities	14,942	15,980
Total current liabilities	760,301	839,913
Long-term debt	22	148,411
Deferred revenue, non-current	1,948	1,982
Operating lease liabilities, non-current	87,087	56,358
Warrant liability	15,948	—
Intangible liabilities, non-current	14,583	16,083
Other non-current liabilities	3,548	3,415
Total liabilities	883,437	1,066,162
Commitments and contingencies
Equity:
Class A common stock, $0.0001 par value; 2,500,000,000 authorized; 245,583,108 and 169,717,146 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	25	17
Additional paid-in capital	1,460,053	831,226
Accumulated deficit	(677,491)	(563,441)
Total Wheels Up Experience Inc. stockholders’ equity	782,587	267,802
Non-controlling interests	10,469	26,025
Total equity	793,056	293,827
Total liabilities and equity	$1,676,493	$1,359,989

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$301,978	$194,781	$849,215	$485,208

Costs and expenses:
Cost of revenue	283,495	171,338	773,191	446,632
Technology and development	8,769	6,044	23,818	15,345
Sales and marketing	22,157	13,655	55,846	38,893
General and administrative	42,490	14,542	76,444	38,740
Depreciation and amortization	13,639	14,722	40,952	44,189
Cares Act grant	—	(51,646)	—	(64,923)
Total costs and expenses	370,550	168,655	970,251	518,876

Income (loss) from operations	(68,572)	26,126	(121,036)	(33,668)

Other income (expense):
Change in fair value of warrant liability	12,271	—	12,271	—
Loss on extinguishment of debt	(2,379)	—	(2,379)	—
Interest income	7	36	25	503
Interest expense	(782)	(5,614)	(9,503)	(18,127)
Total other income (expense)	9,117	(5,578)	414	(17,624)

Income (loss) before income taxes	(59,455)	20,548	(120,622)	(51,292)

Income tax expense	—	—	—	—

Net income (loss)	(59,455)	20,548	(120,622)	(51,292)
Less: net income (loss) attributable to non-controlling interests	(970)	1,639	(6,572)	(3,944)
Net income (loss) attributable to Wheels Up Experience Inc.	$(58,485)	$18,909	$(114,050)	$(47,348)

Net income (loss) per share of Class A common stock:
Basic	$(0.25)	$0.11	$(0.60)	$(0.29)
Diluted	$(0.25)	$0.11	$(0.60)	$(0.29)

Weighted-average shares of Class A common stock outstanding:
Basic	235,341,054.00	165,055,043.00	191,057,091.00	161,649,090.00
Diluted	235,341,054.00	165,055,043.00	191,057,091.00	161,649,090.00

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(120,622)	$(51,292)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	40,952	44,190
Amortization of deferred financing costs and debt discount	618	1,265
Equity-based compensation	30,668	2,524
Change in fair value of warrant liability	(12,271)	—
Provision for expected credit losses	1,163	328
Loss on extinguishment of debt	2,379	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(9,074)	28,196
Other receivables	(1,906)	2,368
Parts and supplies inventories	(2,749)	263
Prepaid expenses and other	(11,673)	1,214
Other non-current assets	(256)	1,019
Operating lease liabilities, net	(1,414)	(297)
Accounts payable	11,807	(16,786)
Accrued expenses	(9,742)	(9,021)
Other current liabilities	(1,037)	(613)
Other non-current liabilities	131	2,069
Deferred revenue	(69,390)	(26)
Net cash (used in) provided by operating activities	(152,416)	5,401

INVESTING ACTIVITIES:
Purchases of property and equipment	(6,683)	(4,878)
Acquisition of businesses, net of cash acquired	7,844	97,104
Capitalized software development costs	(9,589)	(5,144)
Net cash (used in) provided by investing activities	(8,428)	87,082

FINANCING ACTIVITIES:
Proceeds from stock option exercises	1,332	—
Proceeds from the Business Combination and PIPE Investment	656,304	—
Transaction costs in connection with the Business Combination and PIPE Investment	(70,406)	—
Proceeds from long-term debt	—	755
Repayments of long-term debt	(213,934)	(54,772)
Repayment (issuance) of loans to employees	102	(67)
Net cash provided by (used in) financing activities	373,398	(54,084)

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	212,554	38,399
CASH, CASH EQUIVALENTS AND RESTRICTED CASH BEGINNING OF PERIOD	324,876	96,440
CASH, CASH EQUIVALENTS AND RESTRICTED CASH END OF PERIOD	$537,430	$134,839
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration issued for business acquisition of Delta Private Jets LLC	—	$427,007
Non-cash consideration issued for business acquisition of Gama Aviation LLC	—	$32,638
Non-cash consideration issued for business acquisition of Mountain Aviation, LLC	$30,172	—
Assumption of warrant liability in Business Combination	$28,219	—

Definitions of Key Operating Metrics and Non-GAAP Financial Measures
We report certain key financial measures that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP. We believe that these non-GAAP financial measures of financial results provide useful supplemental information to investors, about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies.
Definitions of Key Operating Metrics
Active Members. We define Active Members as the number of Connect, Core, and Business membership accounts that generated membership revenue in a given period and are active as of the end of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users. We define Active Users as Active Members and legacy WUPJ jet card holders as of the reporting date plus unique non-member consumers who completed a revenue generating flight at least once in a given period and excluding wholesale flight activity. While a unique consumer can complete multiple revenue generating flights on our platform in a given period, that unique user is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the market in which we operate and our growth in revenue.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating flight legs in a given period. The metric excludes empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs are a useful metric to measure the scale and usage of our platform, and our growth in flight revenue.
Definitions of Non-GAAP Financial Measures
Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as gross profit (loss) excluding depreciation and amortization and adjusted further for (i) equity-based compensation included in cost of revenue, (ii) acquisition and integration expense included in cost of revenue and (iii) other items included in cost of revenue that are not indicative of our ongoing operating performance, including COVID-19 response initiatives for 2020. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.
We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance. Adjusted Contribution and Adjusted Contribution Margin are used to understand our ability to achieve profitability over time through scale and leveraging costs. In addition, Adjusted Contribution and Adjusted Contribution Margin provides useful information for historical period-to-period comparisons of our business and to identify trends. Prior to issuing a broad-based equity grant for our pilots during the third quarter of 2021, equity-based compensation expense included in cost of revenue for prior periods was not significant.
Adjusted EBITDA. We calculate Adjusted EBITDA as net income (loss) adjusted for (i) interest income (expense), (ii) income tax expense, (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) acquisition and integration related expenses, (vi) public company readiness related expenses, (vii) change in fair value of warrant liability, (viii) losses on the extinguishment of debt and (ix) other items not indicative of our ongoing operating performance, including the CARES Act grant and COVID-19 response initiatives for 2020.
We include Adjusted EBITDA because it is a supplemental measure used by our management team for assessing operating performance. Adjusted EBITDA is used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions. In addition, Adjusted EBITDA provides useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and variable amounts.

Reconciliations of Non-GAAP Financial Measures
Adjusted Contribution and Adjusted Contribution Margin
The following table reconciles Adjusted Contribution to gross profit (loss), which is the most directly comparable GAAP measure (in thousands, except percentages):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$301,978	$194,781	$849,215	$485,208
Less: Cost of revenue	(283,495)	(171,338)	(773,191)	(446,632)
Less: Depreciation and amortization	(13,639)	(14,722)	(40,952)	(44,189)
Gross profit (loss)	$4,844	$8,721	$35,072	$(5,613)
Gross margin	1.6%	4.5%	4.1%	(1.2)%
Add back:
Depreciation and amortization	13,639	14,722	40,952	44,189
Equity-based compensation expense in cost of revenue	679	109	779	226
Acquisition and integration expense in cost of revenue	—	—	1,011	—
COVID-19 response initiatives in cost of revenue	—	117	—	395
Adjusted Contribution	$19,162	$23,669	$77,814	$39,197
Adjusted Contribution Margin	6.3%	12.2%	9.2%	8.1%
Adjusted EBITDA
The following table reconciles Adjusted EBITDA to net income (loss), which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$(59,455)	$20,548	$(120,622)	$(51,292)
Add back (deduct)
Interest expense	782	5,614	9,503	18,127
Interest income	(7)	(36)	(25)	(503)
Depreciation and amortization	13,639	14,722	40,952	44,189
Equity-based compensation expense	27,906	1,168	30,668	2,524
Public company readiness expense	2,455	40	3,298	242
Acquisition and integration expense	644	376	5,017	7,694
CARES Act grant recognition	—	(51,646)	—	(64,923)
COVID-19 response initiatives	—	323	—	773
Corporate headquarters relocation expense	—	866	31	2,058
Change in fair value of warrant liability	(12,271)	—	(12,271)	—
Loss on extinguishment of debt	2,379	—	2,379	—
Adjusted EBITDA	$(23,928)	$(8,025)	$(41,070)	$(41,111)

The following tables reconcile Adjusted EBITDA to net income (loss), including the impact of reconciled items on individual income statement expense classifications (in thousands):

	Three Months Ended September 30, 2021
	GAAP as reported	Equity-based compensation expense	Public company readiness expense		Acquisition and integration expense	Corporate headquarters relocation expense	Non-GAAP
Revenue	$301,978	$—	$—		$—	$—	$301,978

Costs and expenses:
Cost of revenue	283,495	(679)	—		—	—	282,816
Technology and development	8,769	(619)	—		—	—	8,150
Sales and marketing	22,157	(2,449)	(780)		—	—	18,928
General and administrative	42,490	(24,159)	(1,675)	1	(644)	—	16,012
Depreciation and amortization	13,639		—		—	—	13,639
Total costs and expenses:	370,550	(27,906)	(2,455)		(644)	—	339,545

Loss from operations	(68,572)	27,906	2,455		644	—	(37,567)

Other (expense) income
Loss on early extinguishment of debt	(2,379)	—	—		—	—	(2,379)
Change in fair value of warrant liability	12,271	—	—		—	—	12,271
Interest income	7	—	—		—	—	7
Interest expense	(782)	—	—		—	—	(782)
Total other income	9,117	—	—		—	—	9,117

Net loss	$(59,455)						(28,450)

Add back (deduct)
Depreciation and amortization							13,639
Loss on early extinguishment of debt							2,379
Change in fair value of warrant liability							(12,271)
Interest income							(7)
Interest expense							782
Adjusted EBITDA							$(23,928)

	Three Months Ended September 30, 2020
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	Corporate headquarters relocation expense	COVID-19 response initiatives	Cares Act grant recognition	Non-GAAP
Revenue	$194,781	—	—	—	—	—	—	$194,781

Costs and expenses:
Cost of revenue	171,338	(109)	—	—	—	(117)	—	171,112
Technology and development	6,044	(129)	—	—	—	—	—	5,915
Sales and marketing	13,655	(261)	—	—	—	—	—	13,394
General and administrative	14,542	(669)	(40)	(376)	(866)	(206)	—	12,385
Depreciation and amortization	14,722	—	—	—	—	—	—	14,722
CARES Act grant	(51,646)	—	—	—	—	—	51,646	—
Total costs and expenses:	168,655	(1,168)	(40)	(376)	(866)	(323)	51,646	217,528

Loss from operations	26,126	1,168	40	376	866	323	(51,646)	(22,747)

Other (expense) income
Interest income	36	—	—	—	—	—	—	36
Interest expense	(5,614)	—	—	—	—	—	—	(5,614)
Total other expense	(5,578)	—	—	—	—	—	—	(5,578)

Net income (loss)	$20,548							(28,325)

Add back (deduct)
Depreciation and amortization								14,722
Interest income								(36)
Interest expense								5,614
Adjusted EBITDA								$(8,025)

	Nine Months Ended September 30, 2021
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	Corporate headquarters relocation expense	Non-GAAP
Revenue	$849,215	$—	$—	$—	$—	$849,215

Costs and expenses:
Cost of revenue	773,191	(779)	—	(1,011)	—	771,401
Technology and development	23,818	(806)	—	—	—	23,012
Sales and marketing	55,846	(2,901)	(780)	—	—	52,165
General and administrative	76,444	(26,182)	(2,517)	(4,007)	(31)	43,707
Depreciation and amortization	40,952	—	—	—	—	40,952
Total costs and expenses:	970,251	(30,668)	(3,297)	(5,018)	(31)	931,237

Loss from operations	(121,036)	30,668	3,297	5,018	31	(82,022)

Other (expense) income
Loss on early extinguishment of debt	(2,379)					(2,379)
Change in fair value of warrant liability	12,271					12,271
Interest income	25	—	—	—	—	25
Interest expense	(9,503)	—	—	—	—	(9,503)
Total other expense	414	—	—	—	—	414

Net loss	$(120,622)					(81,608)

Add back (deduct)
Depreciation and amortization						40,952
Loss on early extinguishment of debt						2,379
Change in fair value of warrant liability						(12,271)
Interest income						(25)
Interest expense						9,503
Adjusted EBITDA						$(41,070)

	Nine Months Ended September 30, 2020
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	Corporate headquarters relocation expense	COVID-19 response initiatives	Cares Act Grant recognition	Non-GAAP
Revenue	$485,208	$—	$—	$—	$—	$—	$—	$485,208

Costs and expenses:
Cost of revenue	446,632	(226)	—	—	—	(395)	—	446,011
Technology and development	15,345	(342)	—	—	—	—	—	15,003
Sales and marketing	38,893	(814)	—	—	—	—	—	38,079
General and administrative	38,740	(1,142)	(242)	(7,694)	(2,058)	(377)	—	27,227
Depreciation and amortization	44,189	—	—	—	—	—	—	44,189
CARES Act grant	(64,923)	—	—	—	—	—	64,922	(1)
Total costs and expenses:	518,876	(2,524)	(242)	(7,694)	(2,058)	(772)	64,922	570,508

Loss from operations	(33,668)	2,524	242	7,694	2,058	772	(64,922)	(85,300)

Other (expense) income
Interest income	503	—	—	—	—	—	—	503
Interest expense	(18,127)	—	—	—	—	—	—	(18,127)
Total other expense	(17,624)	—	—	—	—	—	—	(17,624)

Net loss	$(51,292)							(102,924)

Add back (deduct)
Depreciation and amortization								44,189
Interest income								(503)
Interest expense								18,127
Adjusted EBITDA								$(41,111)

Supplemental Revenue Information

(in thousands, except percentages)	Three Months Ended September 30,		Change in
	2021	2020	$	%
Flight	$218,360	$140,280	$78,080	56%
Membership	17,982	13,345	4,637	35%
Aircraft management	58,005	38,402	19,603	51%
Other	7,631	2,754	4,877	177%
Total	$301,978	$194,781	$107,197	55%

(in thousands, except percentages)	Nine Months Ended September 30,		Change in
	2021	2020	$	%
Flight	$621,494	$343,571	$277,923	81%
Membership	49,144	39,787	9,357	24%
Aircraft management	158,840	93,416	65,424	70%
Other	19,737	8,434	11,303	134%
Total	$849,215	$485,208	$364,007	75%